EX. 99.1

    AUTHORIZATION FOR DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
                               FOR HOLDERS OF
                     SLADE'S FERRY BANCORP COMMON STOCK


[ ] I hereby authorize Slade's Ferry Bancorp, Somerset, Massachusetts, as my agent to receive any dividends that may hereafter become payable to me on my shares of Slade's Ferry Bancorp Common Stock and to apply such dividends, together with any voluntary cash payments I may make, to the purchase of full and fractional shares of Slade's Ferry Bancorp Common Stock.

      I understand that the purchases will be made under the terms and conditions of the Dividend Reinvestment and Common Stock Purchase Plan, and that I may revoke this authorization at any time by notifying Slade's Ferry Bancorp in writing of my desire to terminate my participation.

[ ] I wish to make an optional cash contribution. My check or money order payable to Slade's Ferry Bancorp in the amount of $________ is enclosed.

      (Minimum contribution $100.00 - maximum contribution $5,000.00 per year)


If you wish to join the Plan, be sure to check Box 1; if you wish to make additional cash contributions, check and fill in Box 2.



I understand that I may revoke or change this authorization by notifying Slade's Ferry Bancorp.


 -----------------------------------
|      (Please print or type.)      |   Dated: __________________________
|                                   |
| Acct. No. _______________________ |   Signature(s) of record owner(s):
|                                   |
| Name(s): ________________________ |   _________________________________
|                                   |
|          ________________________ |   _________________________________
|                                   |   Please sign exactly as name(s)
| Address: ________________________ |   appear. If joint account, each owner
|                                   |   must sign. Executors, trustees, etc.
|          ________________________ |   should give full title.
|                                   |
 -----------------------------------


This authorization form when signed should be mailed to Slade's Ferry Bancorp, P.O. Box 390, Somerset, Massachusetts 02726. An addressed envelope is provided for that purpose.


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